UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  July 31, 2007

DANAPC.COM

(Exact Name of Registrant as Specified in Charter)

Wyoming	333--138471	20-5244503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pushkinska 20-3 Kiev, Ukraine
(Address of principal executive offices)

Registrant’s telephone number, including area code:  380 44 331 6201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

Certain shareholders of the Corporation have entered into a Lockup Agreement dated as of July 31, 2007. Under the Lockup Agreement, these shareholders have agreed to lock up all but 25,000 of the shares held by each of them until the earlier of June 30, 2010, or the occurrence of certain events. The total number of shares subject to the lockup is 5,640,000 shares, or 35.3% of the 16,000,000 outstanding shares of the Corporation. The executive officer and director of the Corporation owns 10,000,000 shares, which are restricted shares.  As a result of the lockup, there are an aggregate of 360,000 unrestricted shares outstanding held by 48 persons.

Because the Lockup Agreement is brief, it is reproduced below in its entirety in this Current  Report on Form 8-K and is not filed as an exhibit.

LOCK UP AGREEMENT

This Lock Up Agreement (the “Agreement”) is made and entered into as of this 31st day of July 2007 by and between DanaPC.com, a Wyoming corporation (“Company”), and certain shareholders of Company (the “Shareholders” and each a “Shareholder”) being Sheridan Clearing Corporation (“Sheridan”), Ecco Petroleum Family Limited Partnership (“Ecco”) Pacific Coast Distributors LLC (“Pacific”), Coolserve Corporation (“Coolserve”), Duluth Venture Capital Partners, LLC (“Duluth”) , and Bogdana Kovchuznaya (“Kovchuznaya”)..

RECITALS

WHEREAS, each Shareholder other than Duluth owns 1,000,000 shares (“Shares”) of the common stock of Company, which shares have been registered for sale in the Company’s Registration Statement on Form SB-2, file number 333-138471, which was declared effective by the Securities and Exchange Commission on November 22, 2006 (the “Registration Statement; and

WHEREAS, Duluth owns 790,000 Shares which it has purchased from a selling shareholder;

WHEREAS, the Company currently is seeking to list its common stock on the OTC Bulletin Board, and believe that the execution of this Lock Up Agreement will facilitate such listing on the OTC Bulletin Board; and

WHEREAS, Shareholders are willing to enter into this Agreement on the terms set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.

Lockup. Each of the Shareholders agrees to lock up and restrict 975,000 (765,000 Shares as to Duluth) of their Shares until June 30, 2010. The Shareholders agree to transmit their existing certificates to the transfer agent in order to receive one certificate for 25,000 Shares (which shall be unrestricted and free trading) and one certificate for 975,000 Shares (765,000 Shares as to Duluth). On the latter certificate there shall be placed a legend on such Shares stating “The shares represented by this certificate are subject to the terms of a Lockup  Agreement dated July 31, 2007.”

2.

Early Release of Lockup.  Company and Shareholders agree that the lockup may be cancelled prior to June 30, 2010 in the event the Company has achieved cumulative earnings per share of no less than $.10. The earnings per share amount shall be adjusted in the event of any reclassification of the common stock such as through a forward or reverse stock split. In order to cancel the lockup, the earnings per share amount shall be established by the Company’s financial statements as reviewed (if quarterly financials) or audited (if annual financial statements) by the Company’s independent public accountant and as reported in the Company’s reports filed with the SEC.  The lockup may also be cancelled in the event a tender offer or buyout is made for the Company’s common stock at a price of $1.00 per share or better (as adjusted for any reclassification of the common stock such as through a forward or reverse stock split).

3.

Exchange of Shares.  The lockup shall continue on any shares or other securities issued by the Company or any successor by merger or consolidation.

4.

Miscelleanous.  This Agreement shall be governed by and construed in accordance with the law of the State of Wyoming. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.  The terms of this lockup are not modifiable by the parties.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith.   In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.  Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

DANAPC.COM

ECCO PETROLEUM FAMILY LTD. PTSHP

By:/s/ Yuriy Semenov

By: /s/ Jehu Hand

Name:

Yuriy Semenov

Name: Jehu Hand, President of General

President

Partner

SHERIDAN CLEARING CORPORATION

PACIFIC COAST DISTRIBUTORS, LLC

By:/s/ Jehu Hand

By: /s/ Adam Hand

Name:

Jehu Hand, President

Name: Adam Hand, Manager

COOLSERVE CORPORATION

By:/s/ Aliaksandr Sasnauski

By: /s/ Bogdana Kovchuznaya

Name:

Aliaksandr Sasnauski, President

Bogdana Kovchuznaya

DULUTH VENTURE CAPITAL PARTNERS LLC

By: /s/ William Wilkinson

Name: William Wilkinson, Manager

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DANAPC.COM (Registrant)

Date: August 20, 2007	/s/ Yuriy Semenov, President